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                                                                    Exhibit 99.3

                                                                       Exhibit I


                  Management's Assertion Concerning Compliance
                      with USAP Minimum Servicing Standards

March 23, 2004

As of and for the year ended December 31, 2003, The CIT Group/Sales Financing, Inc. (the "Company"), a wholly-owned subsidiary of CIT Group Inc., has complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers ("USAP").

As of and for this same period, CIT Group Inc. had in effect a financial institution bond, computer crime policy and error and omissions policy in the following amounts:

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            Insurance Type                           Coverage
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Financial institution bond                          $60 million
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Computer crime policy                               $60 million
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Errors and omissions                                $10 million
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/s/ Ron G. Arrington
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Ron G. Arrington
President
The CIT Group/Sales Financing, Inc.

/s/ William L. Schumm
-------------------------------------------------
William L. Schumm
Executive Vice President
The CIT Group/Sales Financing, Inc.

/s/ Kenneth P. Reynolds
-------------------------------------------------
Kenneth P. Reynolds
Senior Vice President & Chief Financial Officer
The CIT Group/Sales Financing, Inc.